Exhibit 10.5.8
DATED 15th July 1997
SILK DEVELOPMENTS LIMITED
to
BUSINESS and MARKET RESEARCH LIMITED
LEASE
Relating to portion of Building known as Wood Street Mill
Wood Street Macclesfield
*******
Solicitors
Manchester

51

(SEAL)
DATED 15th July 1997
(STAMPS)

1	PARTICULARS

1.1.1	the Landlord	SILK DEVELOPMENTS LIMITED whose registered office is situate at Adelphi Mill Grimshaw Lane Bollington Cheshire

1.1.2	the Tenant	BUSINESS & MARKET RESEARCH LIMITED whose registered office is situate at Buxton Road High Lane Stockport Cheshire SK6 8DX

1.2	the Premises	ALL THAT portion of the Building known as Wood Street Mill Wood Street Macclesfield comprising the first floor which premises are for the purpose of identification only shown edged red on plan A1

1.3	Contractual Term	Fifteen years from and including the 18th day of August 1997

1.4	Rent Commencement Date	being seven working days after completion of the works

1.5	The Initial Rent	£11,286.00 per annum

1.6	Interest Rate	4% per year above the base lending rate of Barclays Bank plc or such other bank being a member of the Committee of London and Scottish Bankers as the Landlord may from time to time nominate in writing

1.7	Permitted User	Offices

1.8	Plans	The plans A1 A2 A3 and B annexed hereto
2	DEFINITIONS

2.1	For all purposes of this lease the terms defined in clauses 1 and 2 have the meanings specified

2.2	“Building” means Wood Street Mill Wood Street Macclesfield Cheshire and the land forming the site thereof which for the purpose of identification only is shown edged blue on plan B

2.3	“the Insurance Rent” means the sum which the Landlord shall pay by way of premium
2.3.1	for insuring the Building and the loss of rent in accordance with its obligations contained in this lease and

2.3.2	for insuring in such amount and on such terms as the Landlord shall consider appropriate against all liability of the Landlord to third parties arising out of or in connection with any matter including or relating to the Building
2.4	“Tenant’s Insurance Rent” means 14.15% of the Insurance Rent

2.5	“Insured Risks” means fire lightning explosion aircraft (including articles dropped from aircraft) riot civil commotion malicious persons earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus and impact by road vehicles and other such risks as the Landlord from time to time in its reasonable discretion may think fit to insure against

2.6	“Interest” means interest during the period from the date on which the payment is due to the date of payment both before and after any judgment at the Interest

Rate then prevailing or should the base rate referred to in clause 1.6 cease to exist such other rate of interest as is most closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be determined by the Surveyor acting as an expert and not as an arbitrator

2.7	“the 1954 Act” means the Landlord and Tenant Act 1954 and all statutes regulations and orders included by virtue of clause 3.14

2.8	“the Pipes” means all pipes sewers drains mains ducts conduits gutters watercourses wires cables channels flues and all other conducting media and includes any fixings louvres cowls and any other ancillary apparatus which are in on or under or which exclusively serve the Premises

2.9	“the Planning Acts” means the Town and Country Planning Act 1990 and all statutes regulations and orders included by virtue of clause 3.14

2.10	“Rent” means the Initial Rent until the First Review Date. Thereafter “the Rent” means the sum ascertained in accordance with the Seventh Schedule. The term “rents” includes both the Rent and the Insurance Rent and other sums reserved by this Lease

2.11	“The Review Dates” means 18th August 2002, the First Review Date and 18th August 2007 references to “a Review Date” are reference to either of the Review Dates.

2.12	“User Covenants” means the covenants set out in the second schedule

2.13	“Surveyor” means any person or firm appointed by the Landlord to perform any of the functions of the Surveyor under this lease (including an employee of the Landlord or a company that is a member of the same group as the Landlord within the meaning of Section 42 of the 1954 Act and including also the person or firm appointed by the Landlord to collect the rents) PROVIDED THAT the person who purports to act as the Surveyor must be an Associated or fellow of the Royal Institution of Chartered Surveyors
2.14	“VAT” means Value Added Tax or other tax of a similar nature and unless otherwise expressly stated all references to rents or other sums payable by the Tenant are exclusive of VAT

2.15	“The Works” means the works listed in the Eighth Schedule
3 INTERPRETATION
3.1	The expression ‘the Landlord ‘and ‘the Tenant’ wherever the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the Term and the Tenant’s successors in title respectively and any reference to a superior landlord includes the Landlord’s immediate reversion (and any superior landlords) at any time

3.2	Where the Landlord the Tenant or the Guarantor for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

3.3	Words importing one gender include all other genders and words importing the singular include the plural and vice versa

3.4	The expression ‘Guarantor’ includes not only the third party to this lease (if any) but any person who enters into a covenant with the Landlord pursuant to clauses 5.9.6 5.9.7 or 5.23

3.5	The expression ‘the Premises’ includes :
3.5.1	the floor and ceiling finishes of the floor slabs and ceiling slabs that bound the premises

3.5.2	the inner half severed medially of the internal non-load bearing walls that divide the Premises from any adjoining parts of the Building

3.5.3	the doors and window frames at the Premises

3.5.4	all additions and improvements to the Premises

3.5.5	all the Landlord’s fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises (whether originally affixed or fastened to or upon the Premises or otherwise) except any such fixtures installed by the Tenant that can be removed from the Premises without defacing the Premises

3.5.6	all Pipes in on under or over and which exclusively serve the Premises

3.5.7	any equipment or apparatus that is in or on and that exclusively serve the Premises
3.6	The expression “the Term” includes the Contractual Term and any period of holding-over or extension or continuance of the Contractual Term whether by statute or common law

3.7	References to “the last year of the Term” include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to “the expiration of the Term” include such other determination of the Term

3.8	References to any right of the Landlord to have access to the Premises shall be construed as extending to any superior landlord and any mortgagee of the Premises and to all persons authorised by the Landlord and any superior landlord or mortgagee where such superior lease or mortgage grants such rights of access to the Superior Landlord or Mortgagee (including agents professional advisers contractors workmen and others) PROVIDED THAT such persons shall have sufficient reason to require access to the premises

3.9	Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation to use reasonable endeavours not to permit or suffer such act or thing to be done by another person where the Tenant is aware that such act or thing is being done
3.10	Any provisions in this lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any existing mortgagee of the Premises and any existing superior landlord where such consent or approval shall be required and the land shall use all reasonable endeavours to obtain such consent or approval with all due expedition
3.11	References to “consent of the Landlord” or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to “approved” and“authorised” or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord
3.12	The terms “the parties” or “party” mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude the Guarantor
3.13 “Development” has the meaning given by the Town and Country Planning Act 1990 Section 55
3.14	Any references to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any regulations or orders made under such statute and any general reference ‘statute’ or ‘statutes’includes any regulations or orders made under such statute or statutes
3.15	References in this lease to any clause sub-clause or schedule without further designation shall be construed as a reference to the clause sub-clause or schedule to this lease so numbered
3.16	The clause paragraph and schedule headings do not form part of this lease and shall not be taken into account in its construction or interpretation
3.17   References in this lease to any rights granted to the Tenant shall be construed as being granted to the Tenant and any undertenant(s) and all persons authorised by the Tenant or any undertenant(s) to exercise such rights
4 DEMISE
The Landlord demises to the Tenant the Premises together with a right of way on foot only over the shared entrance and stairs edged yellow on the Plans together also with the right to park eight motor vehicles in the spaces the Landlord shall from time to time designate and the right of free and uninterrupted use of the Pipes for the purpose of the passage and running of water soil gas electricity telephone and other services and EXCEPTING AND RESERVING to the Landlord the rights specified in the first schedule TO HOLD the Premises to the Tenant for the Contractual Term SUBJECT to all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Premises including any matters contained or referred to in the third schedule YIELDING AND PAYING to the Landlord
4.1	The Rent payable without any deduction by equal quarterly payments in advance and

4.2	By way of further rent the Tenants Insurance Rent payable on demand in accordance with clause 7

4.3	By way of further rent a fair proportion to be reasonably determined by the Landlord of all sums expended by the Landlord in connection with the matters referred to in the Sixth Schedule
5 THE TENANT’S COVENANTS
The Tenant covenants with the Landlord:
5.1	Rent
5.1.1	to pay the rents on the days and in the manner set out in this lease and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off
5.1.2	if so required in writing by the Landlord to make such payments by banker’s standing order or credit transfer to any bank and account in the United Kingdom that the Landlord may from time to time nominate
5.2	Outgoings and VAT

5.2.1	To pay and to indemnify the Landlord against all rates taxes assessments duties charges impositions and outgoing which are no w or during the Term shall be charged assessed or imposed upon the Premises or upon the owner or occupier of them (excluding any payable by the Landlord occasioned by receipt of the rents or by any disposition of or dealing with or ownership of any interest reversionary to the interest created by this Lease) and if the Landlord shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the Tenant in respect of any period before the end of the Term to make good such loss to the Landlord and

5.2.2	VAT which may from time to time be charged on rents or other sums payable by the Tenant under this Lease
5.3	Electricity, gas and other services consumed
To pay to the suppliers and to indemnify the Landlord against all charges for electricity gas and other services consumed or used at or in relation to the Premises (including meter rents)
5.4	Repair, cleaning, decoration etc
5.4.1	To repair the Premises and keep them in repair and in addition as and when necessary to carry out all works of rebuilding reinstatement and renewal of the Premises excepting damage caused by inherent defects or an Insured Risk other than where the insurance money is irrecoverable in consequence of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority

5.4.2	To replace from time to time the Landlord’s fixtures and fittings in the Premises which may be or become beyond repair at any time during or at the expiration of the Term

5.4.3	To clean the Premises and keep them in a clean condition

5.4.4	Not to deposit or permit to be deposited any waste rubbish or refuse on the Common Parts

5.4.5	In the last year of the Term to redecorate the interior of the Premises in a good and workmanlike manner and with appropriate materials of good quality to the reasonable satisfaction of the Landlord
5.5	Waste and alterations
5.5.1	Not to :
5.5.1.1	commit any waste

5.5.1.2	make any addition to the Premises

5.5.1.3	unite the Premises with any adjoining premises

5.5.1.4	make any alteration to the Premises save as permitted by the following provisions of this clause
5.5.2	Mot to make any internal non-structural alterations to the Building without:
5.5.2.1	obtaining and complying with all necessary consents of any competent authority and paying all charges of any such authority in respect of such consents

5.5.2.2	making an application to the Landlord supported by

drawings and where appropriate a specification in duplicate prepared by an architect (who shall supervise the work throughout to completion)

5.5.2.3	paying the fees of the Landlord and any superior landlord any mortgagee and their respective professional advisers and

5.5.2.4	entering into such covenants as the Landlord may require as to the execution and reinstatement of the alterations and in the case of any works of a substantial nature the Landlord may require prior to the commencement of such works that the provision by the Tenant of adequate security in the form of a deposit of money or the provision of bond as assurance to the Landlord that works which may from time to time be permitted by the Landlord shall be fully completed
5.5.3	To remove any additional buildings additions alterations or improvements made to the Premises or any demountable partitions installed in the Premises at the expiration of the Term if so requested by the Landlord and to make good any part or parts of the Premises which may be damaged by such removal

5.5.4	Not to make connection with the Pipes otherwise than in accordance with plans and specifications approved by the Landlord subject to consent to make such connection having previously been obtained from the competent statutory authority or undertaker
5.6 Aerials, signs and advertisements

5.6.1	Not to erect any pole mast or wire (whether in connection with telegraphic telephonic radio or television communication or otherwise) upon the Premises

5.6.2	Not to affix to or exhibit on the outside of the Building or to or through any window of the Building nor display anywhere on the Premises any placard sign notice fascia board or advertisement except any sign permitted by virtue of any consent given by the Landlord pursuant to a covenant contained in this Lease
5.7	Statutory obligations
5.7.1	At the Tenant’s own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any statute (already or in the future to be passed) or any government department, local authority other public or competent authority or court of competent jurisdiction regardless of whether such requirements are imposed on the lessor the lessee or the occupier

5.7.2	Not to do in or near the Premises any act or thing by reason of which the Landlord may under any statute incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

5.7.3	Without prejudice to the generality of the above to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any byelaws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on the

Premises
5.8	Access of Landlord and notice to repair
5.8.1	To permit the Landlord upon reasonable notice except in the case of emergencies

	5.8.1.1	to enter upon the Premises for the purpose of ascertaining that the covenants and conditions of this lease have been observed and performed

	5.8.1.2	to view (and to open up floors and other parts of the Premises where such opening-up is required in order to view making good all damage thereby caused) the state of repair and condition of the Premises and

	5.8.1.3	to give to the Tenant (or leave upon the Premises) a notice specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the terms of this lease and to request the Tenant immediately to execute the same including the making good of such opening-up (if any)

	5.8.1.4	to carry out work to the Building which cannot reasonably be carried out without access to the Premises

	5.8.1.5	to exercise any right granted to or reserved to the Landlord
Provided that nothing in this clause nor otherwise in this Lease shall operate to lessen or otherwise affect the Landlords covenant for quiet enjoyment and its implied obligation not to derogate from its grant herein contained and provided further that in exercising all the rights reserved to the Landlord by this Lease involving entry to the Premises the Landlord agrees and covenants with the Tenant as follows:-
(1)	such entry shall only be obtained where it is not reasonably possible to exercise the right in question without gaining such entry
(2)	the interference thereby caused shall be kept to a reasonable minimum
(3)	the Landlord shall procure that all damage thereby caused to the Premises and/or to the Tenants fixtures and fittings shall be expeditiously remedied to the Tenant’s reasonable satisfaction
5.8.2	Immediately to repair cleanse maintain and paint the Premises as required by such notice

5.8.3	If within two month of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the cost of so doing and all expenses incurred by the Landlord (including legal costs and surveyor’s fees) within 14 days of a written demand
5.9	Alienation
5.9.1	Not to hold on trust for another or (save pursuant to a transaction permitted by and effected in accordance with the provisions of this lease) part with or share the possession of the whole or any part of the Premises or permit another to occupy the whole or any part of the Premises

5.9.2	Not to assign underlet or charge part only of the Premises

5.9.3	Not to underlet or charge the whole of the Premises without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed

5.9.4	Not to assign the whole of the Premises without the previous written licence of the Landlord which licence shall not be unreasonably withheld Provided that pursuant to the provisions of Section 22 of the Landlord & Tenant (Covenants) Act 1995 hereinafter called the 1995 Act and Section 19 (1A) of the Landlord and Tenant Act 1927 no licence shall be granted if one or more of the grounds or circumstances set out in Part 1 of the Fourth Schedule are met and to grant such licence subject to the conditions set out in Part 2 of such Schedule subject in each case to the provisions as to interpretation set out in Part 3 of such Schedule Provided further that a U.K. government department nationalised industry or public utility company to which the Tenant proposes to assign this Lease shall be deemed to satisfy any financial criteria in the Fourth Schedule

5.9.5	Prior to any permitted assignment to procure that the assignee enters into direct covenants with the Landlord to perform and observe all the Tenant’s covenants and all other provisions during the residue of the Term

5.9.6	Prior to an assignment to a limited company and if reasonably required by the landlord to procure guarantors acceptable to the Landlord for the assignee who covenant with the Landlord as surety (and jointly and severally if more than one) in terms similar to those set out in the Fifth Schedule or in such other terms as the Landlord may reasonably specify

5.9.7	The Landlord may as a condition of giving consent to any assignment of the Premises require the Tenant to enter into a guarantee in the form of a deed embodying the terms set out in the Fifth Schedule or in such other reasonably comparable form which the Landlord (acting reasonably) may require subject to such other terms complying with the requirements for an authorised guarantee as set out in Section 16 of the 1995 Act (the guarantor under such guarantee being called in this lease an authorised guarantor)

5.9.8	That each and every permitted underlease shall be granted without any fine or premium at a rent not less than the then open market rental value of the Premises to be approved by the Landlord prior to any such underlease or the Rent then being paid (whichever shall be the greater) such rent being payable in advance on the days on which Rent is payable under this lease and shall contain provisions approved by the Landlord:
5.9.8.1	prohibiting the undertenant from doing or allowing any act or thing in relation to the underlet premises inconsistent with or in breach of the provisions of this lease

5.9.8.2	for re-entry by the under-landlord on breach of any covenant by the undertenant

5.9.8.3	imposing an absolute prohibition against all dispositions of or other dealings whatever with the Premises other than an assignment or charge of the whole

5.9.8.4	prohibiting any assignment or charge of the whole without the prior written consent of the Landlord under this tease

5.9.8.5	prohibiting the undertenant from permitting another to occupy the whole or any part of the Premises

5.9.8.6	imposing in relation to any permitted assignment or charge the same obligations for registration with the Landlord as are contained in this lease in relation to dispositions by the Tenant
5.9.9	Prior to any permitted underletting to procure that the undertenant enters into direct covenants with the Landlord to the same effect as those required of an assign

5.9.10	To enforce the performance and observance by every such undertenant of the provisions of the underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease nor (without the consent of the Landlord such consent not to be unreasonably withheld or delayed) vary the terms or accept a surrender of any permitted underlease

5.9.11	In relation to any permitted underlease:
5.9.11.1	to ensure that the rent is reviewed in accordance with the terms of the underlease

5.9.11.2	not to agree the reviewed rent with the undertenant without the approval of the Landlord

5.9.11.3	where the underlease provides such an option not to agree that the third party determining the rent in default of agreement shall act as an arbitrator or as an expert without the approval of the Landlord

5.9.11.4	not to agree upon the appointment of a person to act as the third party determining the rent in default of agreement without the approval of the Landlord

5.9.11.5	to incorporate as part of its submissions or representations to that third party such submissions or representations as the Landlord shall reasonably require

5.9.11.6	to give notice to the Landlord of the details of the determination of every rent review within 28 days provided that the Landlord’s approvals specified above shall not be unreasonably withheld
5.9.12	Within 28 days of any assignment charge underlease or sub-underlease or any transmission or other devolution relating to the Premises to produce for registration with the Landlord’s Solicitor such deed or document or a certified copy of it and to pay the Landlord’s solicitor’s reasonable charges for the registration of every such document such charges not being less than £20.00 (twenty pounds)
5.10	Nuisance etc and residential restrictions
5.10.1	Not to do nor allow to remain upon the Premises anything which in the opinion of the Landlord may be or become or cause a nuisance annoyance disturbance inconvenience injury or damage to the Landlord or its tenants or the owners or occupiers of the Adjoining Property or any other adjacent or neighbouring premises

5.10.2	Not to use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade business manufacture or occupation nor for any illegal or immoral act or purpose provided that the permitted use shall not be regarded as a breach of this covenant

5.10.3	Not to use the Premises as sleeping accommodation or for residential purposes nor keep any animal fish reptile or bird anywhere on the Premises

5.11	Landlord’s costs

To pay to the Landlord all reasonable costs fees charges disbursements and expenses (including without prejudice to the generality of the above those payable to counsel solicitors surveyors and bailiffs) properly incurred by the Landlord in relation to or incidental to:
5.11.1	every application made by the Tenant for a consent or licence required by the provisions of this lease whether such consent or licence is granted or refused or proffered subject to any qualification or condition or whether the application is withdrawn

5.11.2	the preparation and service of a notice under the Law of Property Act 1925 Section 146 or incurred by or in contemplation of proceedings under Section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court

5.11.3	the recovery or attempted recovery of arrears of rent or other sums due from the Tenant and

5.11.4	any steps taken in contemplation of or in connection with the preparation and service of a schedule of dilapidations during or after the expiration of the Term but if after the expiration of the Term only in respect of wants of repair occurring during the Term and where served within three months after the expiration of the Term
5.12	The Planning Acts
5.12.1	Not to commit any breach of planning control (such term to be construed as it is used in the Planning Acts) and to comply with the provisions and requirements of the Planning Acts that affect the Premises whether as to the Permitted User or otherwise and to indemnify (both during or following the expiration of the Term) and keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention

5.12.2	At the expense of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises which may constitute Development provided that no application for planning permission shall be made without the previous consent of the Landlord

5.12.3	Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may subsequently be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such user

5.12.4	Notwithstanding any consent which may be granted by the Landlord under this lease not to carry out or make any alteration or addition to the Premises or any change of use until :
5.12.4.1	all necessary notices under the Planning Acts have been served and copies produced to the Landlord

5.12.4.2	all necessary permissions under the Planning Acts have been obtained and produced to the Landlord and

5.12.4.3	the Landlord has acknowledged that every necessary planning permission is acceptable to it the Landlord being entitled to refuse to acknowledge its acceptance of a Planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would be (or be likely to be) prejudicial to the Landlord’s interest in the Premises or the Building whether during or following the expiration of the Term
5.12.5	Unless the Landlord shall otherwise direct to carry out and complete before the expiration of the Term:
5.12.5.1	any works stipulated to be carried out to the Premises by a date subsequent to such expiration as a condition of any planning permission granted for any Development begun before the expiration of the Term and

5.12.5.2	any Development begun upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts
5.12.6	In any case where a planning permission is granted subject to conditions and if the Landlord so requires to provide security for the compliance with such conditions and not to implement the planning permission until security has been provided

5.12.7	If reasonably required by the Landlord but at the cost of the Tenant to appeal against any refusal of planning permission or the imposition of any conditions on a planning permission relating to the Premises following an application by the Tenant
5.13	Plans, documents and information
5.13.1	If called upon to do so to produce to the Landlord or the Surveyor all plans documents and other evidence as the Landlord may require in order to satisfy itself that the provisions of this lease have been complied with

5.13.2	If called upon to do so but not more frequent than may be reasonable to furnish to the Landlord the Surveyor or any person acting as the third party determining the Rent in default of agreement between the parties under any provisions for rent review contained in this lease such information as may be requested in writing in relation to any pending or intended step under the 1954 Act or the implementation of any provisions for rent review
5.14	Indemnities

To be responsible for and to keep the Landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of :
5.14.1	any act omission or negligence of the Tenant or any persons at the Premises expressly or impliedly with the Tenant’s authority or

5.14.2	any breach or non-observance by the Tenant of the covenants conditions or other provisions of this lease or any of the matters to which this demise is subject
5.15	Reletting boards

To permit the Landlord at any time during the last six months of the Contractual Term and at any time thereafter unless the Tenant shall have made a valid court application under Section 24 of the 1954 Act or otherwise be entitled in law to remain in occupation or to a new tenancy of the Premises (or sooner if the rents or any part of them shall be in arrear and unpaid for longer than 28 days) to enter upon the Premises and affix and retain anywhere upon the Premises a notice for reletting the Premises and during such period to permit persons with the written authority of the Landlord or its agent at reasonable times of the day to view the Premises
5.16	Encroachments
5.16.1	Not to stop up darken or obstruct any windows or light belonging to the Building

5.16.2	To take all reasonable steps to prevent any new window light opening doorway path passage pipe or other encroachment or easement being made or acquired in against out of or upon the Premises and to notify the Landlord immediately if any such encroachment or easement shall be made or acquired (or attempted to be made or acquired) and at the request of the Landlord to adopt such means as shall reasonably be required to prevent such encroachment or the acquisition of any such easement
5.17	Yield up

At the expiration of the Term :
5.17.1	to yield up the Premises in repair and in accordance with the terms of this lease

5.17.2	to give up all keys of the Premises to the Landlord and

5.17.3	to remove all signs erected by the Tenant in upon or near the Premises and immediately to make good any damage caused by such removal
5.18	Interest on arrears
5.18.1	If the Tenant shall fail to pay the rents or any other sum due under this lease within 14 days of the date due whether formally demanded or not the Tenant shall pay to the Landlord Interest on the rents or other sum from the date when they were due to the date on which they are paid and such Interest shall be deemed to be rent due to the Landlord

5.18.2	Nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the rents or any other sum due under this lease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Landlord in relation to such non-payment including (but without prejudice to the generality of the above) under the proviso for re-entry contained in this lease.
5.19	Statutory notices etc

To give full particulars to the Landlord of any notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority within fourteen days of receipt and if so required by the Landlord to produce it to the Landlord and without delay to take all necessary steps to comply with the notice direction or order and at the request and cost of the Landlord to make or join with the Landlord in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall deem expedient

5.20	Keyholders

To ensure that at ail times the Landlord has and the local Police force has written notice of the name home address and home telephone number of at least two keyholders of the Premises

5.21	Sale of reversion etc

To permit upon reasonable notice at any reasonable time during the Term prospective purchasers or agents instructed in connection with the sale of the Landlord’s reversion or of any other interest superior to the Term to view the Premises without interruption provided they are authorised in writing by the Landlord or its agents

5.22	Defective premises

To give notice to the Landlord upon becoming aware of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time require to be displayed at the Premises

5.23	New guarantor

Within 14 days of the death during the Term of any Guarantor or of such person becoming bankrupt or having a receiving order made against him or having a receiver appointed under the Mental Health Act 1983 or being a company passing a resolution to wind up or entering into liquidation or having a receiver appointed to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within 28 days to procure some other person acceptable to the Landlord to execute a guarantee in respect of the Tenant’s obligations contained in this lease in terms similar to those set out in the Fifth Schedule

5.24	Landlord’s rights

To permit the Landlord at all reasonable times during the Term to exercise without interruption or interference any of the rights granted to it by virtue of the provisions of this lease
5.25	The User Covenants
To observe and perform the User Covenants
5.26	Interest after breach of Covenant
In the event of:-
5.26.1	There being any breach by the Tenant of the covenants on the Tenant’s part herein contained and

5.26.2	The Landlord having notified the Tenant in writing that by reason thereof it will not for the time being accept any sums (including the rents) payable by the Tenant under the provisions of this lease then and in every such case but only if the Landlord was right to refuse to accept rent to pay to the Landlord on demand Interest on the amounts due to the Landlord (credit being given for any sums paid by the Tenant and accepted by the Landlord as mesne profits) from the date of the notice served by the Landlord in respect of such breach or from the date when the particular sum fell due (whichever is the later) until whichever is the earlier of either
(i)	the date of the acceptance by the Landlord of the sum due or

(ii)	the date that such breach has been remedied and the Tenant has so notified the Landlord in writing
6	THE LANDLORD’S COVENANTS
The Landlord covenants with the Tenant:
6.1	Landlord’s Works
To commence forthwith and proceed diligently to carry out and complete the

Works in a good and workmanlike manner in accordance with all statutory Local Authority and Fire Officer requirements to the satisfaction of the Tenants so as to procure that the Premises shall be fully fitted out and available and operational for use by the Tenant
6.2	Quiet enjoyment
To permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord or by title paramount
7	INSURANCE
7.1	Landlord to insure
The Landlord covenants with the Tenant to insure the Premises unless such insurance shall be vitiated by any act of the Tenant or by anyone at the Premises expressly or by implication with the Tenant’s authority
7.2	Details of the Insurance
Insurance shall be effected:
7.2.1	in such substantial and reputable insurance office or with such underwriters and through such agency as the Landlord may from time to time decide

7.2.2	for the following sums:
7.2.2.1	such sum as the Landlord shall from time to time reasonably consider to be the full cost of rebuilding and reinstatement including architects’ surveyors’ and other professional fees payable upon any applications for planning permission or other permits or consents that may be required in relation to the rebuilding or reinstatement of the Premises the cost of debris removal demolition site clearance any works that may be required by statute and incidental expenses and
7.2.2.2	the loss of Rent payable under this lease from time to time (having regard to any review of rent which may become due under this lease) for three years
7.2.3	against damage or destruction by the Insured Risks to the extent that such insurance may ordinarily be arranged for properties such as the Premises with an insurer of repute and subject to such excesses exclusions or limitations as the insurer may require
7.3	Payment of Insurance Rent
The Tenant shall pay the Tenants Insurance Rent on the date of this lease for the period from and including the Rent Commencement Date to the day before the next policy renewal date and subsequently the Tenant shall pay the Tenants Insurance Rent on demand and (if so demanded) in advance of the policy renewal date
7.4	Suspension of Rent
7.4.1	If and whenever during the Term:
7.4.1.1	the Premises or any part of them or access thereto are damaged or destroyed by any of the Insured Risks except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Premises unless the Landlord has in fact insured against that risk so that the Premises or any part of them are unfit for occupation or use and

7.4.1.2	payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority or the provisions of clause 7.4.2 shall have effect
7.4.2	When the circumstances contemplated in clause 7.4.1 arise the Rent or a fair proportion of the Rent according to the nature and the extent of the damage sustained shall cease to be payable until the Premises or the affected part or the Estate Roads or Pipes shall have been rebuilt or reinstated so that the Premises or the affected part are made fit for occupation or use or until the expiration of three years from the destruction or damage whichever period is the shorter (any dispute as to such proportion or the period during which the Rent shall cease to be payable to be determined in accordance with the Arbitration Acts 1950 to 1979 by an arbitrator to be appointed by agreement between the parties or in default by the President for the time being of the Royal Institution of Chartered Surveyors upon the application of either party)

7.5	Landlords obligations
7.5.1	when the circumstances contemplated in clause 7.4.1 arise the Landlord shall use its best endeavours to obtain any necessary consents to enable the Landlord to rebuild and reinstate the Premises and as soon as such consents have been obtained to lay out all monies received in respect of such insurance (except sums in respect of loss of rent) in repairing rebuilding or reinstating the demised premises so destroyed or damaged

7.5.2	If for any cause whatsoever outside the control of the Landlord the repairing rebuilding or reinstatement of the demised premises shall be prevented or frustrated then the said sums of money received in respect of such insurance shall be paid to the Landlord

7.5.3	In relation to the policy of insurance effected by the Landlord pursuant to its obligations contained in the Lease to produce to the Tenant on demand a copy of the policy and the last premium renewal receipt
7.6	Tenant’s insurance covenants
The Tenant covenants with the Landlord:
7.6.1	to comply with all the requirements and recommendations of the insurers

7.6.2	not to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything by which additional insurance premiums may become payable

7.6.3	to keep the Premises supplied with such fire fighting equipment as the insurers and the fire authority may require or as the Landlord may reasonably require and to maintain such equipment to their satisfaction and in efficient working order and at least once in every 6 months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent, person

7.6.4	not to store or bring onto the Premises any article substance or liquid of a specially combustible inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority and the requirements of the Landlord as to fire precautions relating to the Premises
7.6.5	not to obstruct the access to any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

7.6.6	to give notice to the Landlord immediately upon becoming aware of the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Landlord may have insured under this lease

7.6.7	immediately to inform the Landlord in writing of any conviction judgment or finding of any court or tribunal relating to the Tenant (of any director or other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue any such insurance

7.6.8	if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

7.6.9	if and whenever during the Term the Premises or any part of them are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance effected by the Landlord pursuant to its obligations contained in this lease is by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority wholly or partially irrecoverable immediately in every such case (at the option of the Landlord) either:
7.6.9.1	to rebuild and reinstate at its own expense the Premises

or the part destroyed or damaged to the reasonable satisfaction and under the supervision of the Surveyor the Tenant being allowed towards the expenses of so doing upon such rebuilding and reinstatement being completed the amount (if any) actually received in respect of such destruction or damage under any such insurance policy or
7.6.9.2	to pay to the Landlord on demand with Interest the amount of such insurance money so irrecoverable in which event the provisions of clause 7.4 shall apply
8	PROVISOS

8.1	Re-entry
If and whenever during the Term:
8.1.1	the rents (or any of them or any part of them) under this lease are outstanding for Twenty one days after becoming due whether formally demanded or not or

8.1.2	there is a breach by the Tenant or the Guarantor of any covenant or other term of this lease or any document supplemental to this lease or

8.1.3	an individual Tenant or an individual Guarantor
8.1.3.1	becomes bankrupt or

8.1.3.2	has an interim receiver appointed in respect of his property or

8.1.3.3	has a bankruptcy order made against him or
8.1.4	a company Tenant or company Guarantor

8.1.4.1	enters into liquidation whether compulsory or voluntary (but not if the liquidation is for amalgamation or reconstruction of a solvent company) or

8.1.4.2	has a receiver appointed or

8.1.4.3	has an administration order made in respect of it or if

8.1.4.4	any person becomes entitled to exercise the powers conferred on an administrative receiver in respect of it or
8.1.5	the Tenant enters into an arrangement for the benefit of its creditors or

8.1.6	the Tenant has any distress or execution levied on its goods the Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant or the Guarantor in respect of any breach of covenant or other term of this lease (including the breach in respect of which the re-entry is made)
8.2	Exclusion of use warranty
Nothing in this lease or in any consent granted by the Landlord under this lease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the purpose authorised in this lease (or any purpose subsequently authorised)
8.3	Entire understanding
This tease embodies the entire understanding of the parties relating to the Premises and to all the matters dealt with by any of the provisions of this lease
8.4	Representations

The Tenant acknowledges that this lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this lease
8.5	Licences etc under hand
Whilst the Landlord is a limited company or other corporation all licences consents approvals and notices required to be given by the Landlord shall be sufficiently given under the hand of a director the secretary or other duly authorised officer of the Landlord or the Surveyor on behalf of the Landlord
8.6	Tenant’s property
If after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within seven days after being requested in writing by the Landlord to do so or if after using its best endeavours the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt so made by the Landlord:
8.6.1	the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

8.6.2	if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within six months of the date upon which the Tenant vacated the Premises and

8.6.3	the Tenant shall indemnify the Landlord against any damage occasioned to the Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Premises
8.7	Compensation on vacating
Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises shall be excluded to the extent that the law allows
8.8	Service of notices
The provisions of the Law of Property Act 1925 Section 196 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this lease except that Section 196 shall be deemed to be amended as follows :
8.8.1	the final words of Section 196(4)....’and that service.... be delivered’ shall be deleted and there shall be substituted “....and that service shall be deemed to be made on the third Working Day after the registered letter has been posted “Working Day” meaning any day from Monday to Friday (inclusive) other than Christmas Day Good Friday and any statutory bank or public holiday

8.8.2	any notice or document shall also be sufficiently served if sent by telex telephone facsimile transmission or any other means of electronic transmission to the party to be served and that service shall be deemed to be made on the next following Working Day (as defined above) and in this clause ‘party’ includes the Guarantor
9.	Option to Determine on Notice
If the Tenant wishes to determine this Lease on 17th August 2002 or 17th August 2007 and gives to the Landlord not less than six months notice of that wish then on expiry of the notice the Term is to cease and determine immediately but without prejudice to any rights or remedies that may have accrued.
10.	Option for Lease of Attic Area

10.1	If the Tenant wishes to take a Lease of the second floor of the Building (“attic Area”) edged red on plan A2 and any time in the period 18th August 1997 to 17th February 1998 (inclusive) gives to the Landlord not less than one month’s notice of that wish then provided the Tenant has paid the rents and has substantially performed and observed the material covenants contained in this Lease up to the date of giving notice the Landlord must grant to the Tenant a Lease of the Attic Area for a term expiring on 17th August 2012. The Lease of the Attic Area is to be on the same terms and conditions as this Lease including for the avoidance of doubt the Break Option in Clause 9 above but except as to the Initial Rent and the Tenants Insurance Rent and to demise a right of way on foot only over the shared stairs edged yellow on Plan A2.

10.2	The Initial Rent reserved by the Lease of the Attic Area is to be £11,522.00 per annum and the Tenants insurance Rent is to be 14.45% of the Insurance Rent as defined in this Lease.

10.3	The Lease of the Attic area shall commence two months from the expiry of the notice referred to in Clause 10.1 and the Landlord covenants with the Tenant prior to the commencement of the Lease to fit out the Attic Area to the same standard as that in relation to the fitting out works of the Premises
IN WITNESS of which this Deed has been executed the day and year first above written

FIRST SCHEDULE
Rights Reserved
1.	The right at any time during the Term at reasonable times and upon reasonable notice except in cases of emergency to enter (or in the cases of emergency to break and enter) the Premises:-
1.1	to inspect the condition and state of repair of the Premises

1.2	to take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term and

1.3	to exercise any of the rights granted to the Landlord elsewhere in this lease
2.	The right with the Surveyor and the third party determining the Rent in default of agreement between the parties under any provisions for rent review contained in this lease at any time and on reasonable prior notice to enter and inspect and measure the Premises for all purposes connected with any pending or intended step under the 1954 Act or the implementation of the provisions for rent review

3.	All rights of light air and other easements and rights nor or hereafter belonging to or employed by the Premises from or over any adjacent or neighbouring land or building

4.	The right to build or rebuild or alter any adjacent or neighbouring land or building in any manner whatsoever and to let the same for any purpose or otherwise deal therewith notwithstanding the light or air to the Premises is in any such case thereby diminished or any other liberty easement right or advantage belonging to the Tenant is thereby diminished or prejudicially affected

5.	The right to support and shelter and all other easements and rights now or hereafter belonging to or enjoyed by all adjacent or neighbouring land or buildings an interest wherein in possession or reversion is at anytime during the term hereby granted vested in the Landlord
6.	The right of the Landlords other Tenants and occupiers of the Building to enter for the purpose of fire escape
SECOND SCHEDULE
The User Covenants
1.	User
1.1	To use the Premises for the Permitted User only

1.2	Not to discharge into any of the Pipes serving the Premises any oil grease or other deleterious matter or any substance which might be or become a source of danger or injury to the drainage system

1.3	To clean both sides of ail windows and window frames in the Building at least once every month
2.	Ceiling and floor loading
2.1	Not to bring or permit to remain on the Building any safes machinery goods or other articles which shall or may strain or damage the Building or any part of it

2.2	Not without the consent of the Landlord to suspend anything from any ceiling of the Building

2.3	On any application by the Tenant for the Landlord’s consent under paragraph 2.2 the Landlord shall be entitled to consult and obtain the advice of an engineer or other person in relation to the ceiling loading proposed by the Tenant and the Tenant shall repay to the landlord on demand the fees of such engineer or other person
3.	Machinery
3.1	Not to install or use in or upon the Premises any machinery or apparatus which will cause noise or vibration which can be heard or felt in nearby premises or outside the Premises or which may cause structural damage

3.2	To keep all machinery and equipment upon the Premises properly maintained and in good working order and for that purpose to employ reputable contractors to be approved by the Landlord such approval not to be unreasonably refused for the regular periodic inspection and maintenance of them to renew all working and other parts as and when necessary or when recommended by such contractors to ensure by directions to the Tenant’s staff and otherwise that such plant apparatus and machinery are properly operated and to avoid damage to the Premises by vibration or otherwise
4.	Signs
At all times to display and maintain a suitable sign showing the Tenant’s trading name and business of a size and kind where first approved by the Landlord on a point on the outside of the Building or elsewhere on the Premises to be specified in writing by the Landlord such approval not to be unreasonably withheld
5.	To insure the plate glass windows in the Premises
THIRD SCHEDULE
Particulars of matters to which the Premises are subject all matters contained or referred to in the Property and Charges Registers of Title Number CH397294.

FOURTH SCHEDULE
PART 1
Circumstances in which the Landlord may withhold his Licence to an assignment of the Demised Premises
1.	The Tenant at the date of the application for the Licence is in material breach of covenant under the terms of this Lease or is at any time after that date until immediately prior to the assignment in material breach of covenant under the terms of this Lease

2.	The use to which the proposed assignee intends to put the Demised Premises will substantially reduce the value of the Landlord’s interest in the Building.

3.	The proposed assignee cannot demonstrate that it had net profits after tax for each of the three completed financial years of the assignee (whether a company partnership or individual) immediately preceding the date of the application for Licence to Assign which exceed three times the aggregate amount of the rent reserved by this Lease which in the opinion of the Landlord is likely to be payable during the three years immediately following the date of the proposed Assignment

4.	A Judgment in the County Court has been registered at any time against the proposed assignee

5.	The proposed assignee has not produced to the Landlord references which consist of at least one Banker’s reference from a Bank whose principal office is in the United Kingdom one Accountant’s reference two trade references and one current landlord’s reference

6.	There are arrears of rent or other monies due under this Lease to the Landlord at the date of the request for the Licence to Assign and/or at the date of the assignment

PART 2
Conditions subject to which any Licence to Assign may be granted by the Landlord
1.	The Landlord may require from the Tenant’s Solicitors an undertaking to the Landlord’s Solicitors to pay all reasonable legal and surveyor’s costs disbursements and value added tax on such matters arising on the application for Licence to Assign or incidental to it whether or not the Licence is granted unless the landlord shall have acted in breach of its obligation in relation thereto
2.	The Landlord may require the Assignment to be permitted by Licence by the Landlord prepared by or on behalf of the Landlord at the Tenant’s cost such Licence to contain a provision that it shall be void or voidable at the Landlord’s option (but without liability to repay any fees then paid) if the Assignment is not completed within two months of the date of the Licence such Licence also to contain a provision that the granting of the Licence is not deemed to be a waiver of any breach of covenant on the part of the Tenant existing immediately prior to the grant of the Licence such Licence also to contain such other provisions as in the Landlord’s opinion are reasonable
PART 3
(Interpretation)
     The provisions of this Schedule are subject to interpretation as follows:-
1.	For the purpose of calculating rent for any tests in this Schedule then “rent” shall be deemed to include all rents reserved by this Lease including service charge and insurance and assuming that any rent free period or period of reduced rent has elapsed and that rent at the full rate is payable
2.	For the purpose of calculating net profits after tax the value of any rent free period(s) being enjoyed by the assignee at any other premises shall be deducted from the assignee’s profits
3.	Any dispute in relation to property valuation or net profits shall be determined by an expert who in the case of property valuations shall be a member of the Royal Institution of Chartered Surveyors and who in the case of net profits shall be a chartered accountant
4.	In the event that the parties cannot agree on the identity of an expert then either the Landlord or the Tenant may apply for the appointment of an expert to the President for the time being of the Royal Institution of Chartered Surveyors or the Institute of Chartered Accountants in England and Wales as the case may be
5.	The fees and expenses of the expert including the cost of his nomination shall be borne as the expert may determine but otherwise each party will bear its own costs
6.	The expert shall afford the Landlord and the Tenant an opportunity to make representations to him and shall give written reasons for his determination
7.	If the expert shall die delay or become unwilling unfit or incapable of acting or if for any other reason the President shall in his absolute discretion think fit he may on the application of either the Landlord or the Tenant by writing discharge the expert and appoint another in his place
8.	In the event of any circumstance or condition in this Schedule not being enforceable under the provisions of Section 19 (1A) of the Landlord & Tenant Act 1927 then this shall not prejudice the enforceability of the other parts of this Schedule
FIFTH SCHEDULE
FORM OF AUTHORISED GUARANTEE
1.	In this Deed “the Assignee” means the person or persons company or companies which the Authorised Guarantor guarantees under the provisions of this Schedule being the relevant Assignee as referred to in (as applicable) Section 16 (1) or Section 16 (6) of the 1995 Act
2.	To the extent (but only to the extent) that the provisions of this Deed are not an Authorised Guarantee complying with the provisions of Section 16 of the 1995 Act then the same shall not be enforceable but such unenforceability shall not prejudice the other parts of this Schedule
3.	The Authorised Guarantor covenants with and guarantees to the Landlord that the Assignee shall at all times during the Term (but not for the avoidance of doubt so as to impose on the authorised Guarantor any liability restriction of or other requirement of whatever nature in relation to any time after the Assignee is released from its covenants in this Lease by virtue of the 1995 Act) pay the rents and all other sums reserved and made payable by this Lease and in the manner and at the respective times appointed for their payment and shall perform and observe all the covenants on the part of the Tenant and the conditions and provisions contained in the Lease and the Authorised Guarantor will pay and make good to the Landlord on demand any losses damages costs and/or expenses suffered or incurred by the Landlord by reason of any failure of the Assignee to do so Provided that any neglect delay or forbearance of the Landlord in enforcing or giving time to the Assignee for payment of such rents or other sums or the performance or observance of any such covenants conditions and provisions or (but subject to the overriding provisions of Section 18 of the 1995 Act) any variation in the terms of this Lease (including but not by way of limitation any reviews of the rent or licences or consents given by the Landlord or Deeds of Variation entered into between the Landlord and the Assignee) or the transfer of the Landlord’s reversion or the release of any one of the persons acting as Authorised

Guarantor (if more than one) from liability under this Lease or any other act omission matter or thing by which (but for this provision) the Authorised Guarantor would be exonerated either wholly or in part from this covenant and/or indemnified (other than a release under seal given by the Landlord) shall not release or in any way lessen or affect the liability of the Authorised Guarantor to the Landlord
4.	The Authorised Guarantor covenants with the Landlord that if the Assignee goes into liquidation and the Liquidator disclaims this Lease or if the Tenant for the time being is an individual and becomes bankrupt and the Trustee in Bankruptcy disclaims this Lease the Authorised Guarantor shall if required by the Landlord within three months of such event accept from and execute and deliver to the Landlord a counterpart of a new Lease of the Demised Premises for a term commencing on the date of such disclaimer and continuing for the residue of the Term which (but for such disclaimer) would have then remained unexpired of the Term such new lease to be at the cost of the Authorised Guarantor and to reserve the same rents and other sums as were then reserved and made payable by this Lease and to contain tenant covenants (as defined in the 1995 Act) as are no more onerous than those of this Lease (but incorporating for the avoidance of doubt the provisions of any Deeds or documents subsequently varying the Lease so far as the same may be applicable to an Authorised Guarantee)
5.	It is agreed that the Authorised Guarantor’s obligations are as principal debtor in respect of the obligations owed by the Assignee
SIXTH SCHEDULE
Expenses incurred by Landlord to be recovered from the Tenant
The installation and maintenance of a fire alarm panel.

SEVENTH SCHEDULE
The Rent and Rent Review
1.	For the purposes of this Schedule the terms defined in this paragraph 1 have the meanings specified.
1.1	References to “an arbitrator” ar references to a person appointed by agreement between the Landlord and the Tenant or in the absence of agreement within 14 days of one of them giving notice to the other of his nomination nominated by the President on the application of either made not earlier than six months before the relevant review date or at any time thereafter to determine the rent under this Schedule.
1.2	“The Assumptions”
“The Assumptions” means
1.2.1	the assumption that no work has been carried out on the Premises during the Term by the Tenant his subtenants or their predecessors in title that has diminished the rental value of the Premises other than work carried out in compliance with clause 5.7.

1.2.2	the assumption that if the Premises have been destroyed or damaged they have been fully rebuilt or reinstated.

1.2.3	the assumption that the covenants contained in this Lease on the part of the Tenant have been fully performed and observed.

1.2.4	the assumption that the Premises are available to let by a willing Landlord to a willing Tenant in the open market by one Lease (“the Hypothetical Lease”) without a premium being paid by either party and with vacant possession.
1.2.5	the assumption that the Premises have already been fitted out and equipped by and at the expense of the incoming tenant so that they are capable of being used by the incoming tenant from the beginning of the Hypothetical Lease for all purposes required by the incoming tenant that would be permitted under this Lease.

1.2.6	the assumption that the Hypothetical Lease contains the same terms as this Lease except the amount of the Initial Rent and any rent-free period allowed to the Tenant for fitting out the Premises for his occupation and use at the commencement of the Term but including the provisions for rent review on the Review Dates and except as set out in subparagraph 1.2.7.

1.2.7	the assumption that the term of the Hypothetical Lease is equal in length to the Contractual Term and that such term begins on the relevant review date that the rent commences to be payable on that date and that the years during which the Tenant covenants to decorate the Premises are at the same intervals after the beginning of the term of the Hypothetical Lease as those specified in this Lease.

1.2.8	the assumption that the Hypothetical Lease will be renewed at the expiry of its term under the provisions of the 1954 Act.

1.2.9	the assumption that every prospective willing Landlord and willing Tenant is able to recover VAT in full.
1.3	“The Disregards”
“The Disregards means
1.3.1	disregard of any effect on rent of the fact that the Tenant his subtenants or their predecessors in title have been in occupation of the Premises.

1.3.2	disregard of any goodwill attached to the Premises because the business of the Tenant his subtenants or their predecessors in title in their respective businesses is or was carried on there and

1.3.3	disregard of any increase in rental value of the Premises attributable at the relevant review date to any improvement to the Premises carried out with consent where required otherwise than in pursuance of an obligation except an obligation contained in clause 5.7 to the Landlord or his predecessors in title either
(a)	by the Tenant his subtenants or their predecessors in title during the Term or during any period of occupation before the Term or

(b)	by any tenant or subtenant of the Premises before the commencement of the Term provided that the Landlord or his predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the Premises and
1.3.4	disregard of the taxable status of the Landlord or the Tenant for the purpose of VAT.
1.4	“The President”
“The President” means the President for the time being of the Royal Institution of Chartered Surveyors or any person authorised by him to make appointments on his behalf.
1.5	“A review period”
References to “a review period” are references to the period beginning on any review date and ending on the day before the next review date.
2.	Ascertaining the Rent
2.1	The Rent

Until the First Review Date the Rent is to be the Initial Rent and thereafter during each successive review period the Rent is to be a sum equal to the greater of the rent payable under this Lease immediately before the relevant review date or if payment of rent has been suspended as provided for in this Lease the rent that would have been payable had there been no such suspension or the revised rent ascertained in accordance with this Schedule.
2.2	Agreement of the Rent
The Rent for any review period may be agreed at any time or in the absence of agreement is to be determinated by an arbitrator not earlier than the relevant review date.
2.3	Open market rent
The sum to be determined by an arbitrator must be the sum at which he decides the Premises might reasonably be expected to be let in the open market at the relevant review date making the Assumptions but disregarding the Disregards.
2.4	Conduct of the arbitration
The arbitration must be conducted in accordance with the Arbitration Act 1996 except that if the arbitrator dies or declines to act the President may on the application of either the Landlord or the Tenant appoint another in his place.
2.5	Memoranda of agreement
Whenever the Rent has been ascertained in accordance with this Schedule memoranda to that effect must be signed by or on behalf of the Landlord and the Tenant and annexed to this document and its counterpart and the Landlord and the Tenant must bear their own costs in this respect.
2.6	Reimbursement of costs
If on publication of the arbitrator’s award the Landlord or the Tenant pays all his fees and expenses the paying party may recover such proportion of them if any as the arbitrator awards against the other in the case of the Landlord as rent arrears or in the case of the Tenant by deduction from the Rent.
3.	Payment of the Rent as ascertained
3.1	Where the Rent is not ascertained by a review date
If the Rent payable during any review period has not been ascertained by the relevant review date then rent is to continue to be payable at the rate previously payable such payments being on account of the Rent for that review period.
3.2	where a review date is not a quarter day
If the Rent for any review period is ascertained on or before the relevant review date but that date is not a quarter day then the Tenant must pay to the Landlord on that review date the difference between the Rent due for that quarter and the Rent already paid for it.
3.3	Back-payment where review delayed
If the Rent payable during any review period has not been ascertained by the relevant review date then the Tenant must pay to the Landlord within seven days of the date on which the Rent is agreed or the arbitrator’s award is received by him any shortfall between the Rent that would have been paid for that period had it been ascertained on or before the relevant review date and the payments made by the Tenant on account and any VAT payable thereon and interest at the base lending rate from time to time of the bank referred to in or nominated pursuant to clause 1.6 in respect of each instalment of rent due on or after that review date on the amount by which the instalment of the Rent that would have been paid had it been ascertained exceeds the amount paid by the Tenant on account the interest to be payable for the period from the date on which the instalment was due up to the date of payment of the shortfall.

4.	Effect of counter-inflation provisions
If at any review date a statute prevents restricts or modifies the Landlord’s right either to review the Rent in accordance with this Lease or to recover any increase in the Rent then the Landlord may when the restriction or modification is removed relaxed or varied without prejudice to his rights if any to recover any rent the payment of which has only been deferred by statute on giving not less than one month’s nor more than three months’ notice to the Tenant at any time within six months of the restriction or modification being removed relaxed or varied time being of the essence require the Tenant to proceed with any review of the Rent that has been prevented or to review the Rent further where the Landlord’s right was restricted or modified. The date of expiry of the notice is to be treated as a review date provided that nothing in this paragraph is to be construed as varying any subsequent review date. The Landlord may recover any increase in the Rent with effect from the earliest date permitted by law.
EIGHTH SCHEDULE
1.	New Ceiling

2.	Plastered throughout

3.	New electric wiring throughout

4.	New electric sockets and fluorescent lighting throughout

5.	Storage radiators installed

6.	Carpeted throughout (carpet tiles)

7.	Decorated throughout — Emulsion wails, Gloss woodwork

8.	New ladies and gents toilet facilities

9.	New kitchen area

We certify that there is no Agreement for Lease (or Tack) which this lease (or Tack) gives effect.

The finished offices will be to the same standard as the offices situated on the 4th floor of the Adelphi Mill

THE COMMON SEAL of	)
SILK DEVELOPMENTS LIMITED	)	[SEAL]
was hereunto affixed in the	)
presence of:-)

Director	[ILLEGIBLE]
Secretary	[ILLEGIBLE]